    As filed with the Securities and Exchange Commission on October 19, 2000
                                                    Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                          HCA - THE HEALTHCARE COMPANY
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      75-2497104
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                                 ONE PARK PLAZA
                           NASHVILLE, TENNESSEE 37203
                    (Address of Principal Executive Offices)


                       COLUMBIA/HCA HEALTHCARE CORPORATION
                           2000 EQUITY INCENTIVE PLAN
                            (Full title of the plan)


                                JOHN M. FRANCK II
                     VICE PRESIDENT AND CORPORATE SECRETARY
                          HCA - THE HEALTHCARE COMPANY
                                 ONE PARK PLAZA
                           NASHVILLE, TENNESSEE 37203
                                 (615) 344-9551
     (Name, Address, and Telephone Number of Registrant's agent for service)




                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                               Proposed maximum     Proposed maximum
 Title of securities         Amount to be     offering price per   aggregate offering      Amount of
   to be registered          registered(1)         share(2)              price          registration fee
---------------------------------------------------------------------------------------------------------
    Common Stock,             50,500,000            $40.13           $2,026,565,000         $535,014
    $.01 par value
=========================================================================================================

(1)Pursuant to Rule 416(a) under the Securities Act, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on October 12, 2000, as reported by the Wall Street Journal.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         HCA - The Healthcare Company (the "Registrant") has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") to participants in the plan listed on the cover of this Registration Statement, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

(2) The Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

(3) The Registrant's Current Reports on Form 8-K dated February 14, 2000, May 18, 2000, May 25, 2000, August 18, 2000 and September 14, 2000;

(4) The description of the Registrant's Common Stock, $.01 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A/A filed with the SEC and dated October 19, 2000, including all amendments and reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4.  Description of Securities.

         The Registrant's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Inapplicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") provides that the Registrant will hold harmless and indemnify each person who was or is made a party to or is threatened to be made a party to or is involved in any actual or threatened action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity), to the full extent authorized by the Delaware General Corporation Law.

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, a corporation may indemnify a director, officer, employee or agent who had no reasonable cause to believe his or her conduct was unlawful against such expenses, judgments, fines and amounts paid. The corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in defending an action brought by or in the right of a corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, the corporation shall not indemnify a director, officer, employee or agent in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         The Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. However, the statute provides that the provision may not eliminate or limit a director's liability for (i) breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) transactions in which the director received an improper personal benefit.

         The Registrant is insured against liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its Certificate of Incorporation. In addition, the Registrant, at its expense, insures directors and officers against certain liabilities that might arise out of their employment and are not subject to indemnification under the Certificate of Incorporation.

         The foregoing summaries are necessarily subject to the complete text of the statutes, Certificate of Incorporation and the agreements referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.

4.1 Specimen Certificate for shares of Common Stock, par value $.01 per share, of the Registrant (filed as Exhibit 4 to the Registrant's Form 8-A/A, Amendment No. 1, dated October 19, 2000).*

4.2 Restated Certificate of Incorporation of the Registrant, as amended (restated electronically for SEC filing purposes) (filed as Exhibit 1 to the Registrant's Form 8-A/A, Amendment No. 1, dated October 19,
         2000).*

4.3 Second Amended and Restated Bylaws of the Registrant (filed as Exhibit 3 to the Registrant's Form 8-A/A, Amendment No. 1, dated October 19,
         2000).*

4.4 Registration Rights Agreement dated as of March 16, 1989, by and among HCA-Hospital

         Corporation of America and the persons listed on the signature pages thereto (filed as Exhibit (g)(24) to Amendment No. 3 to the Schedule 13E-3 filed by HCA-Hospital Corporation of America, Hospital Corporation of America and The HCA Profit Sharing Plan on March 22,
         1989).*

4.5 Assignment and Assumption Agreement dated as of February 10, 1994, between HCA-Hospital Corporation of America and the Registrant relating to the Registration Rights Agreement, as amended (filed as Exhibit 4.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).*

4.6 Distribution Agreement dated as of May 11, 1999 by and among the Registrant, LifePoint Hospitals, Inc. and Triad Hospitals, Inc. (filed as Exhibit 99 to the Registrant's Current Report on Form 8-K dated May 11, 1999).*

23       Consent of Ernst & Young LLP, independent auditors (filed herewith).

24 Power of Attorney (included in the signature page of this Registration Statement).

------------------------------

*        Incorporated by reference.

Item 9.  Undertakings.

         A. The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 19th day of October, 2000.


                                    HCA - THE HEALTHCARE COMPANY



                                    By: /s/ John M. Franck II
                                        ----------------------------------------
                                        John M. Franck II
                                        Vice President and Corporate Secretary

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints John M. Franck II, R. Milton Johnson and Robert A. Waterman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature                               Title                                          Date
---------                               -----                                          ----
/s/ Thomas F. Frist, Jr., M.D.          Chairman of the Board and Chief         October 19, 2000
------------------------------------    Executive Officer
Thomas F. Frist, Jr., M.D.

/s/ David G. Anderson                   Senior Vice President-Finance           October 19, 2000
------------------------------------    and Treasurer
David G. Anderson

/s/ R. Milton Johnson                   Senior Vice President and               October 19, 2000
------------------------------------    Controller
R. Milton Johnson

/s/ Jack O. Bovender, Jr.               President, Chief Operating              October 19, 2000
------------------------------------    Officer and Director
Jack O. Bovender, Jr.

/s/ Magdalena H. Averhoff, M.D.         Director                                October 19, 2000
------------------------------------
Magdalena H. Averhoff, M.D.

/s/ Elaine L. Chao                      Director                                October 19, 2000
------------------------------------
Elaine L. Chao

/s/ J. Michael Cook                     Director                                October 19, 2000
------------------------------------
J. Michael Cook

/s/ Martin Feldstein                    Director                                October 19, 2000
------------------------------------
Martin Feldstein

                                        Director                                October   , 2000
------------------------------------
Frederick W. Gluck

/s/ Glenda A. Hatchett                  Director                                October 19, 2000
------------------------------------
Glenda A. Hatchett
                                        Director                                October   , 2000
------------------------------------
T. Michael Long

/s/ John H. McArthur                    Director                                October 19, 2000
------------------------------------
John H. McArthur

/s/ Thomas S. Murphy                    Director                                October 19, 2000
------------------------------------
Thomas S. Murphy

/s/ Kent C. Nelson                      Director                                October 19, 2000
------------------------------------
Kent C. Nelson

                                        Director                                October   , 2000
------------------------------------
Carl E. Reichardt

/s/ Frank S. Royal, M.D.                Director                                October 19, 2000
------------------------------------
Frank S. Royal, M.D.

                                  EXHIBIT INDEX

Exhibit 4.1 Specimen Certificate for shares of Common Stock, par value $.01 per share, of the Registrant (filed as Exhibit 4 to the Registrant's Form 8-A/A dated October 19, 2000).*

Exhibit 4.2 Restated Certificate of Incorporation of the Registrant, as amended (restated electronically for SEC filing purposes) (filed as Exhibit 1 to the Registrant's Form 8-A/A, Amendment No. 1, dated October 19, 2000).*

Exhibit 4.3 Second Amended and Restated Bylaws of the Registrant (filed as Exhibit 3 to the Registrant's Form 8-A/A, Amendment No. 1, dated October 19, 2000).*

Exhibit 4.4 Registration Rights Agreement dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the persons listed on the signature pages thereto (filed as Exhibit (g)(24) to Amendment No. 3 to the Schedule 13E-3 filed by HCA-Hospital Corporation of America, Hospital Corporation of America and The HCA Profit Sharing Plan on March 22,
                  1989).*

Exhibit 4.5 Assignment and Assumption Agreement dated as of February 10, 1994, between HCA-Hospital Corporation of America and the Registrant relating to the Registration Rights Agreement, as amended (filed as Exhibit 4.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).*

Exhibit 4.6 Distribution Agreement dated as of May 11, 1999 by and among the Registrant, LifePoint Hospitals, Inc. and Triad Hospitals, Inc. (filed as Exhibit 99 to the Registrant's Current Report on Form 8-K dated May 11, 1999).*

Exhibit 23 Consent of Ernst & Young LLP, independent auditors (filed herewith).

Exhibit 24 (Power of Attorney included in the signature page of this Registration Statement).

------------------------------
*        Incorporated by Reference